UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 18, 2015

BLUE CALYPSO, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53981	20-8610073
(Commission File Number)	(IRS Employer Identification No.)

101 W. Renner Rd., Suite 280
Richardson, TX	75082
(Address of principal executive offices)	(Zip Code)

(800) 378-2297
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On December 18, 2015 (the “Execution Date”), Blue Calypso, Inc., a Delaware corporation (the “Company”), entered into an Amendment Agreement (the “Amendment”) with the holder (the “Lender”) of its senior convertible note in the aggregate principal amount of $550,000, which was originally issued on July 20, 2015 (the “Note”) pursuant to a Note Purchase Agreement dated July 20, 2015 (the “Note Purchase Agreement”).

Pursuant to the Amendment, the Company agreed to repay the Lender $300,000 in consideration for the extinguishment of $250,000 of the principal amount outstanding as of the Execution Date. The Company and the Lender also agreed to reduce the guaranteed interest on the Note from 10% to 5%, to delay the guaranteed interest start date by thirty days until February 20, 2016 and to delay the first installment payment by thirty days until February 20, 2016. In addition, the Company and the Lender also agreed to modify certain Equity Conditions (as defined in the Note) and Events of Default (as defined in the Note) to reduce certain required volume weighted average prices and required average daily dollar trading volumes of the Company’s common stock.

The descriptions of the Note Purchase Agreement, Note and Amendment set forth above are not complete, and are qualified in their entirety by reference to the full text of such agreements that are attached as exhibits to this Report. Readers should review these agreements for a more complete understanding of the terms and conditions of such agreements.

Item 9.01                      Financial Statements and Exhibits.

10.1
Note Purchase Agreement dated as of July 20, 2015 by and between the Lender, Blue Calypso, Inc., Blue Calypso Holdings, Inc., Blue Calypso, LLC and Blue Calypso Latin America, S.A. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2015)

10.2	Senior Convertible Note issued on July 20, 2015 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2015)
10.3	Amendment Agreement dated December 18, 2015 by and between Blue Calypso, Inc. and the Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

December 23, 2015	By:	/s/ Andrew Levi
Andrew Levi
Chief Executive Officer